EXHIBIT 10.48

CONTRACT FOR SHORT TERM LOAN

(Applicable to Credit Extension Operation)

XingJin(LiuDong)20050480

INDUSTRIAL BANK CO., LTD.

TIANJIN BRANCH

INDUSTRIAL BANK CO., LTD.

Contract for Short Term Loan

(Applicable to Credit Extension Operation)

No.:

Accreditor:	Tianjin Branch, Industrial Bank Co., Ltd.
Mail Address:	Senmiao Commercial Plaza, Wujiayao Street, Hexi District, Tianjin
Postcode:		Telex:
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Tel:		Fax:

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Accreditee:	Pemstar (Tianjin) Enterprise Co., Ltd.
Mail Address:	Yat-Sen Scientific & Industrial Park, Wuqing Development Area, Tianjin
Postcode:		Telex:
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Tel:		Fax:
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Signed at: Hexi District, Tianjin

Whereas the Borrower (or the Accreditee) has applied for a short term loan with the Loaner due to the need of production and operation and the Loaner (or the Accreditee) agrees to extension such loan, the two parties has entered into this Contract for mutual observance through negotiation on the basis of equality and in compliance with the relevant laws and regulations of the country in order to clarify respective liabilities and to stand by credit.

Article I Master Contract

This Contract is a subcontract under the “Industrial Bank Co., Ltd., Basic Credit Extension Contract” (or the Master Contract) numbered with the line of credit being, as converted into Renminbi, RMB 100 million and term of validity of credit extension from Feb-23-2005 to Feb-22-2006. The amount of this loan shall be counted into the line of credit.

Article II Amount of the Loan

The Loaner agrees to extend the Borrower a loan RMB twenty million only.

Article III The Purpose of the Loan

The Loan shall be used for purchasing raw materials.

Article IV The Term of the Loan

I.	The term of the Loan shall be 12 months from May-20-2005 to May-19-2006.

II.	The actual put-out date carried on the receipt of the loan shall be the date of loan.

III.	The plan for the use of the Loan in installments shall be:

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Article V Interest Rate and Calculation and Collection of Interest

I.	Through consultation between the Parties, it is agreed that the interest for this Loan shall be calculated and collected in manner (A) of the following:

(A)	The interest shall be calculated at a fixed interest rate of 5.58% per annum not to be adjusted with eventual adjustment of interest rate by the state;

II.	Through consultation, the Parties agree to calculate the interest in manner (B) of the following:

(A)	(Translation omitted.)

(B)	The interest shall be calculated quarterly and the 20th day of the last month of a quarter shall be the date of interest settlement; the Borrower shall pay the Loaner the interests of the Loan on a quarterly basis. The remaining interest shall be paid up on the date of maturity of the Loan.

(C)

Article VI Penalty Interest and Compound Interest

I.	In case the Borrower fails to use the any part of the Loan under the purpose of the Loan agreed in this Contract, or in case the Borrower fails to repay the Loan and fails to reach an agreement for the extension of the time limit for the payment (that is, the Borrower has constituted an overdue of loan), the Loaner shall be entitled to collect a penalty interest at the penalty interest rate specified herein on the part of the Loan being diverted use of or overdue. Where the Borrower fails to pay any interest, the Loaner is entitled to collect a compound interest at the penalty rate specified herein.

II.	In case the Borrower fails to repay the Loan and fails to reach an agreement for the extension of the time limit for the payment (that is, the Borrower has constituted an overdue of loan), the penalty interest rate shall be A of the following:

(A)	The interest on the Loan hereunder shall be calculated at a fixed interest rate, and penalty interest and compound interest shall also be calculated at a fixed rate for overdue period. The penalty interest rate shall be 30% in addition to the interest rate of the Loan;

(B)	(translation omitted)

III.	In case the Borrower fails to use the any part of the Loan under the purpose of the Loan agreed in this Contract, that is, in case of diversion of the use of the Loan, the penalty interest rate shall be A of the following:

(A)	The interest on the Loan hereunder shall be calculated at a fixed interest rate, and penalty interest and compound interest shall also be calculated at a fixed rate for period of diversion of the use of Loan. The penalty interest rate shall be 50% in addition to the interest rate of the Loan;

(B)	(translation omitted)

VI. The compound interest shall be calculate and collected in accordance with the provisions hereof.

Article VII The Repayment of the Principal and Interest of the Loan

I.	The Borrower shall pay the principal and interest according to the schedule stipulated herein.

II.	In case the Borrower wishes to pay the Loan ahead of schedule, he shall notify the Loaner in advance and obtain consent from same. Where the Borrower pays the Loan ahead of schedule, the Loaner shall have the right to collect interest per the stipulated term of the Loan from the Borrower.

III.	Where the Loan hereunder is in a foreign currency, the Borrower shall pay the principal and interest in the same foreign currency.

IV.	The Borrower hereby irrevocably authorizes the Loaner to deduct directly from the Borrower’s account for collecting the principal and interest without going through any legal process in case any event as stipulated in Article X and Article XI happens.

Article VIII Guarantee

I.	The following contracts are the guarantee contract hereof:

1.	“ ” (title of contract) numbered with Guarantor being and manner of guaranty being ;

2.	“ ” (title of contract) numbered with Guarantor being and manner of guaranty being ;

3.	“ ” (title of contract) numbered with Guarantor being and manner of guaranty being ;

Article IX Representations and Waranties

I. The Borrower hereby represents and warranties to the Loaner as follows:

(I)	The Borrower is a duly registered enterprise as legal person and will validly exist during the term of the Loan and has the power to sign and perform this Contract.

(II)	The Loan that the Borrower borrows hereunder has obtained the authorization of his board of directors or equivalent top leadership and is not in violation of ay laws, regulations, policies or articles of association pertaining to the Borrower.

(III)	The Borrower has no mortgage, pledge, pawn or any other debt burdens on his assets or profit except for those indicated in the documents that he has submitted to the Loaner, and has no pending lawsuits, arbitration or bankruptcy proceedings.

(IV)	The Borrower shall not conceal from the Loaner any of the following events that has happened or will happen which may lead to the Loaner’s objection to extending the Loan hereunder:

1.	Gross violation against discipline or law involving the Borrower or any of his major leaders;

2.	Pending lawsuit, arbitration events;

3.	Any obligations that he has or has undertaken or any guarantee, pledge, mortgage that he has provided to a third party;

4.	Events of breach by the Borrower under any contract with other creditors;

5.	Any other situations that may influence Borrower’s financial status and solvency.

II. The Borrower hereby warrants to the Loaner as follows:

I.	to provide true documents, reports and statements and vouchers as required;

II.	to open an account for settlement at the Loaner and to settle accounts through that account;

III.	to use the Loan in accordance with the purpose stipulated herein without diverting its use to any other purpose including investment in equity capital; not to use the Loan in illegal speculative trading of securities, futures or in real estate; not to use the Loan in mutual loan between enterprises or other illegal activities forbidden by the Government; not to appropriate or divert the use of the Loan in any other manners.

IV.	to accept and assist the Loaner’s supervision and inspection from time to time on the Borrower’s use of the Loan and the Borrower’s production, operation, financial activities, inventory, assets and liabilities, bank deposits, cash on hand, etc.

V.	to provide full amount of valid guarantee recognized by the Loaner;

VI.	not to reduce his registered capital in any manner;

VII.	not to assign the whole or part of his liabilities hereunder to a third party without the Loaner’s written consent;

VIII.	In the event that Borrower intends to make any reduction to his registered capital or make major change in property right or make any adjustment in pattern of operation (including but not limited to such changes to the pattern of operation as entering into joint venture or cooperation with foreign business; schism, merger, annexation, being annexed; reorganization, organized or reorganized into a joint-stock company; lease, undertaking of works, pooling, trusteeship, etc.), he shall notify Lender in advance. Should the above actions expose adverse impact on Borrower’s solvency, Borrower shall obtain Lender’s consent before taking such actions.

Article X Premature Withdrawal of the Loan

The Loaner shall be entitled to withdraw the Loan prior to the expiration of its term in case any of the following occurs with the Borrower and to deduct directly from any account of the Borrower.

(I)	Debit interest has occurred on the Loan;

(II)	The Borrower has incurred loss in operation or abrupt fall in economic performance;

(III)	The Borrower is or will be involved in any lawsuit, arbitration or any other legal disputes;

(IV)	The Borrower has provided false reports and data;

(V)	The Borrower has diverted the use of the Loan for any other purpose (that is, the Borrower is not using the Loan in the stipulated purpose.)

(VI)	The Borrower refuses the Loaner to supervise and inspect his operation, financial status, etc. or refuses to provide relevant reports or data;

(VII)	Major personnel change has taken place with the Borrower;

(VIII)	Any other matters that may harm the security of the Loan.

Article XI Liabilities for Breach of the Contract

I.	The Borrower shall constitute a breach if any of the following occurs:

(I)	The Borrower fails to pay the principal and interest as scheduled herein;

(II)	The Borrower has acted against his representations and warranties in Article IX hereof;

(III)	The Borrower has acted against any other provisions hereof.

II. Upon Borrower’s breach, the Loaner shall have the right to take one or more of the following actions:

(I)	To require the Borrower to correct the breach in a defined time;

(II)	To stop the Borrower’s draw down;

(III)	To terminate this Contract and to require the Borrower to pay up mature or premature principal and the interest;

(IV)	To require the Borrow to pay the overdue penalty interest if the Loan has exceeded its term;

(V)	To require the Borrower to pay penalty interest for diversion of use of the Loan if the Borrower has so acted;

(VI)	To require the Borrower to pay the compound interest for overdue interest;

(VII)	To deduct and collect the amount of the due principal and interest from any of the Borrower’s accounts. Where the currency on the Borrower’s account is different from that of the Loan, the Loaner shall have the right to liquidate the Loan by converting it into the currency of the Loan at the exchange rate publicized on the date of the liquidation.

(VIII)	To recourse the principal and interest of the Loan by legal means, with all expenses arising from the legal action to be on the Borrower’s account.

III.	The Loaner shall pay for any loss caused on the Borrower by the Loaner’s failure to provide the Loan in accordance with the dates and amounts stipulated herein.

IV.	In case any of the following occurs to the Guarantor (or Warantor, Pledgor or Pawner) hereunder, the Loaner shall have the right to take actions in accordance with the foregoing provisions herein:

(I)	The Guarantor is in breach of the provisions of the Maximum Line Guarantee Contract, or his credit status is deteriorated or any other event that may weaken the capacity of guarantee happens;

(II)	The Mortgagor is in breach of the provisions of the Maximum Line Guarantee Contract, or intentionally causes damage or destroys the object of mortgage or the value of the object of mortgage may be remarkably reduced or any other situation that may affect the mortgage rights of the Accreditor occurs;

(III)	The Pledgor is in breach of the provisions of the Maximum Line Guarantee Contract, or the value of the object of pledge may be remarkably reduced or the pledge right must be discounted ahead in advance or any other situation that may affect the mortgage rights of the Accreditor occurs.

Article XII Jurisdiction

The execution, validity, interpretation and performance of this Contract shall be governed by the laws of the People’s Republic of China. Any and all disputes arising from the performance of or in connection with this Contract shall be settled through friendly negotiations between the two Parties or submitted to the local people’s court at the Loaner’s location.

Article XIII Term of Effectiveness

This Contract shall come into effect when the following conditions are met:

(I)	Both Parties hereto have signed hereon;

(II)	Where this Contract is guaranteed, the guarantee or mortgage or pledge contract has come into effect;

(III)	Where the Loaner requests notarization on this Contract, the procedures of such notarization has been completed.

This Contract shall automatically become invalid upon clearance of the principal and interest of the Loan and all other liabilities hereunder.

Article XIV Copies

This Contract is executed in three original copies of which the Parties hereto and the notarization organization shall respectively hold one. The duplicate copies may be amended according to situation.

Article XV Supplementary Article

The Borrower and the Loaner have agreed through consultation that the account that the Borrower shall open at the Loaner after the Loaner has extended the loan to the Borrower shall carry a deposit not less than the interest of the Loan for the current period for the payment of the interest.

The Loaner (Official Seal): Tianjin Branch, Industrial Bank Co., Ltd.

Legal representative of proxy (signature):

The Borrower (Official Seal): Pemstar (Tianjin) Enterprise Co., Ltd.

Legal representative of proxy (signature):